UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: January 27, 2010

CHINA KANGTAI CACTUS BIO-TECH, INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-33097	87-0650263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

No. 99 Taibei Road Limin Economy and Technology Developing District Harbin, P.R.C.	150025
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:  (86) 451-57351189 ext 126

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition of Disposition of Assets

On January 27, 2010, China Kangtai Cactus Bio-Tech, Inc., a Nevada corporation (the “Company”) through its wholly owned subsidiary, Harbin Hainan Kangda Cactus Health Food Co., Ltd. (“Kangda”), entered into an agreement (the “Agreement”) with the city of Qitaihe in China whereby the city of Qitaihe will take over certain real property of Kangda located in the city of Qitaihe by eminent domain.

Pursuant to the Agreement, Kangda would turn over land use rights over 49,000 square meters of real property located in Shuguang Village of Xinxing District in the city of Qitaihe, China, and all buildings located on the property owned by Kangda. In return for forfeiting such properties, Kangda will receive a total of RMB36,304,461 (approximately US$5.3 million) as compensation from the city of Qitaihe.

An English translation of the Agreement described above is filed as an exhibit herewith and the above summary of the Agreement is qualified in its entirety by reference to the Agreement, which is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Agreement by and between Harbin Hainan Kangda Cactus Health Food Co., Ltd. and City of Qitaihe, China dated January 27, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

CHINA KANGTAI CACTUS BIO-TECH, INC.

By:	/s/ JINJIANG WANG
President and Chief Executive Officer

Date: January 28, 2010